Exhibit 4.3-A

                              CERTIFICATE OF TRUST
                                       OF
                          GEORGIA POWER CAPITAL TRUST I


         THIS CERTIFICATE OF TRUST of Georgia Power Capital Trust I (the "Trust"), dated June 13, 1996, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

         1. Name. The name of the business trust being formed hereby is Georgia Power Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chemical Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                      CHEMICAL BANK DELAWARE,
                                      as Delaware Trustee


                                      By:        /s/  John J. Cashin
                                               Name:    John J. Cashin
                                               Title:   Senior Trust Officer